UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 7, 2020

AMERI METRO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54546	45-1877342
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2575 Eastern Blvd., Suite 102, York, PA 17402

(Address of principal executive offices)

717-434-0668

(Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Plan transferred a total of 39,066,672 Class B common

shares from the 2015 Equity Incentive Plan shares to fifteen related entities and a potential project known as Portus de Jewel

The Plan transferred a total of 39,066,672 Class B common shares from the 2015 Equity Incentive Plan shares to sixteen related entities and a potential project known as Portus de Jewel.  In exchange, this non-controlling ownership will entitle the Company to 25% ownership of each of the sixteen entities and 10% ownership of the potential Portus de Jewel project.

Entity Share Holder Name	Founder of Ameri Metro Inc. Initial capitalize from personal shares	Founder of Ameri Metro Inc. Capitalizes personal shares	Total Entity Shares	Ameri Metro Inc. buys 25% of each entities ownership
Ameri Cement, Inc.	1,000,000	1,000,000	2,000,000	500,000
Atlantic Energy & Utility Products, Inc.	3,000,000	1,000,000	4,000,000	1,000,000
Cape Horn Abstracting	1,000,000	1,000,000	2,000,000	500,000
Eastern Development & Design Inc.	14,434,400	1,000,000	15,434,400	3,858,600
HSR Freight Line Inc.	17,529,490	1,000,000	18,529,490	4,632,373
HSR Logistics Inc.	16,548,292	1,000,000	17,548,292	4,387,073
HSR Passenger Services, Inc.	12,900,990	1,000,000	13,900,990	3,475,248
HSR Technologies, Inc.	3,000,000	1,860,000	4,860,000	1,215,000
KSJM International Airport, Inc.	8,000,000	1,000,000	9,000,000	2,250,000
Lord Chauffeurs LID	2,000,000	1,000,000	3,000,000	750,000
Malibu Homes, Inc.	8,000,000	1,000,000	9,000,000	2,250,000
Penn Insurance Services LLC	5,000,000	1,000,000	6,000,000	1,500,000
Platinum Media, Inc.	2,000,000	1,000,000	3,000,000	750,000
Port De Claudius, Inc.	23,336,017	1,000,000	24,336,017	6,084,004
Port Ostia, Inc.	14,980,198	1,000,000	15,980,198	3,995,050
Portus De Jewel Seaport & Inland Port Project	5,177,300	1,000,000	6,177,300	1,544,325
Slater & West, Inc.	500,000	1,000,000	1,500,000	375,000
Total:	138,406,687	17,860,000	156,266,687	39,066,672

In summary and for clear understanding of the process:

The State who has a project to build, would be able to have the project built by sponsoring the bond offering on behalf of one of the related entities below who would build and manage the project, assuming the liability of the debt and then giving the paid for project back to the State upon retirement of the bond debt. In the case of non-related State projects the related entity could be the beneficial owner of the project at the end of the bond debt retirement.

1) HSR Freight line, Inc. This company will handle all services for use of track time and train sets for freight and provide freight forwarding services, for fee. For example HSR Freight Line, Inc. intends to offer high speed rail, freight forwarding and parcel handling services to existing national and global carriers. Carriers will be able to lease train sets with their trade logos and slogans in their own color schemes for fee schedule that varies depending on am, mid-day and pm time frames, in addition to toll fees for track time, similar to carriers paying tolls on turnpikes, for the faction of the cost as opposed to independently developing a freight corridor. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as consultant for construction services for fee and Stage 3 interface – as a 25% non-controlling ownership.

2) HSR Passenger Services, Inc. This company will handle all ticketing, booking, reservations, food & beverage services, hotel booking and car rental booking services. HSR Passenger Service Inc. will offer concession space at the travel plazas, technology parks and develop motels, hotels, fast food restaurant establishments and convenience stores. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as consultant for construction services for fee and Stage 3 interface – as a 25% 25% non-controlling ownership.

3) HSR Technologies, Inc.  This company will handle all build to suit manufacturing facilities for train sets and centralized signalization services along the rail road tracks and train stations. Within the technology parks HSR Technologies, Inc. will be a sole provider of all fiber optics, telecommunication and all related technologies services including equipment maintenance.

A.Maintenance for train engines, rail cars and rail track through a maintenance agreement with equipment lease holders.

B.Total maintenance for all Industrial sites for assembly plants, train stations, train terminals, manufacturing plants, parts distribution centers, rail roads, rail crossings, rail yards, cargo terminals, parking lot, parking garages, hotel, motels, food and beverage vending machines, all retail shopping centers, office complexes and all on/off site improvements. C. The airline industry is congested throughout existing terminal space. The proposed KSJM International Airport in Alabama will offer services to eliminate burden on existing terminal space for airline carriers. Federal Aviation Administration (FAA) certified inspection stations to service the airline industry. Also providing marine services, oil platforms and petro chemical industry services due to proximity to the Gulf of Mexico.

The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as consultant for construction services for fee and Stage 3 interface – as a 25% non-controlling ownership.

4) HSR Logistics, Inc. This company will handle coordination, delivery and movement of all machinery equipment, material goods and will operate all warehousing facilities at:

The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as consultant for construction services for fee and Stage 3 interface – as a 25% non-controlling ownership.

5) KSJM International Airport, Inc. This company formed to serve as a master airport facility. It will provide four types of airport terminals and one international airline inspection service terminal operated by HSR Technologies Inc.:

a) Passenger Terminals, operated by HSR Passenger Services Inc.

b)Air Cargo Terminals, operated by Port of Ostia, Inc.

c)Corporate Jet Center Terminal

d)International Airline, FAA inspections maintenance service terminals, operated by KSJM International Airport, Inc.

e)Domestic Airline FAA inspection maintenance service terminals, operated by HSR Technologies Inc.

The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as consultant for construction services for fee and Stage 3 interface – as a 25% non-controlling ownership.

6) Port of Ostia, Inc. This company will handle foreign and domestic Air Cargo, and supporting ground services such as freight forwarding services will be provided by HSR Freight Line, Inc. and air and ground logistics will be provided by HSR Logistics, Inc. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as consultant for construction services for fee and Stage 3 interface – as a 25% non-controlling ownership.

7) Port of De Claudius, Inc. This company will handle foreign and domestic inbound outbound sea container inland port operation and warehouse distribution center. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as consultant for construction services for fee and Stage 3 interface – as a 25% non-controlling ownership.

8) Atlantic Energy & Utility Products, Inc. This company will provide electric, gas, water, sanitary sewer service, trash removal, cable TV, Dish network and internet services. Petroleum products and services will also be provided during and after construction, along with fuel services on the toll road, all industrial and technology parks, including the airport, inland ports and incoming and outgoing vessels. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as consultant for construction services for fee and Stage 3 interface – as a 25% non-controlling ownership.

9) Malibu Homes, Inc. This company will provide residential home building services. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as consultant for construction services for fee and Stage 3 interface – as a 25% non-controlling ownership.

10) Ameri Cement, Inc. This company handles all cement needs for building (357 miles four lane) Alabama Toll Road "ATFl” and others future projects. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as consultant for construction services for fee and Stage 3 interface – as a 25% non-controlling ownership.

11) Lord Chauffeurs LID. This company operates all passenger ground transportation car service limo and taxi, as well as the corporate jet center. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as consultant for construction services for fee and Stage 3 interface – as a 25% non-controlling ownership.

12) Penn Insurance Services LLC. This company provides all insurance services to all entities and risk management services for all entities, but not limited to the entities. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as consultant for construction services for fee and Stage 3 interface – as a 25% non-controlling ownership.

13) Cape Horn Abstracting. This company provides all-land title examination services for all entities to insure against any pre closing and post-closing claims of ownership or deed restriction. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as consultant for construction services for fee and Stage 3 interface – as a 25% non-controlling ownership.

14) Eastern Development & Design, Inc. This company provides all civil engineering and architectural services, with very strong cost control measures in place eliminating engineering and architectural cost over runs. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as consultant for construction services for fee and Stage 3 interface – as a 25% non-controlling ownership.

15) Slater & West, Inc. This company provides contract administration services and handles all work force human resource matters, providing background checks, loss prevention services, vendor invoice verification against goods and services provided, to clear invoice for payment. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as consultant for construction services for fee and Stage 3 interface – as a 25% non-controlling ownership.

16) Platinum Media, Inc. Designed to provide all media related services. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as consultant for construction services for fee and Stage 3 interface – as a 25% non-controlling ownership.

1)All Entities shall pay 25% of all profits before taxes, and the Portus de Jewel project shall pay 10% of all profits before taxes, to Ameri Metro, Inc. All payments are due to Ameri Metro, Inc. no later than thirty days after each quarter.

2)Ameri Metro Inc. shall own 25% non-controlling ownership of each Entity listed above, and shall be entitled to 25% of profits before taxes and 25% of book value held by each Entity.  Ameri Metro Inc. shall own 10% non-controlling interest of the listed Portus de Jewel project, and shall be entitled to 10% of profits before taxes and 10% of book value of the project.

3)Ameri Metro, Inc. shall have no voting rights in any of the listed Entities or in the Portus de Jewel project.

4)Distribution of depreciation: Ameri Metro shall enjoy the full 25% of the distribution of depreciation of all assets owned by each entity and 10% of the distribution of depreciation of all assets owned by the Portus de Jewel project, and as allowed by governing tax code.

5)Holding harmless: Each party shall hold harmless one another and shall be solely responsible for its own actions. Neither party will act in any manner that will sacrifice the other for its own gains and benefits. Each party will be vigilant to protect and defend the other without compromising the law and ethics.

WHEREAS, all of the actions taken are within the authority of the Board of Directors and in accordance with their duty to act in the best interests of the Company after due deliberation and investigation of issues involved; and

WHEREAS, prior to the voting on the Resolution, full and fair explanations of each one was provided to the Directors with the opportunity for them to ask questions, examine documents and otherwise satisfy themselves as to any actions to be taken.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 10, 2020

Ameri Metro, Inc. /s/ Robert Choiniere —————————————— By: Robert Choiniere Title: Chief Financial Officer